Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Certified Copy

June 30, 2010

Job Number	C20100630-5427
Reference Number
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100483799-93	Articles of Incorporation	1 pages/ 1 copies

Respectfully, /s/Ross Miller ROSS MILLER Secretary of State
Certified By: Rhonda Tuin
Certificate Number: C20100630-5427
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that EUROPA ACQUISITION IV, INC., did on
June 30, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Rhonda Tuin Certificate Number: C20100630-5427 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 1, 2010 /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100483799-93
Filing Date and Time 06/30/2010 3:20 PM
Entity Number E0315512010-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	EUROPA ACQUISITION IV, INC.

2.Resident Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent		CSC Services of Nevada Inc
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	100,000,000 Common @ 0.001 10,000,000 Preferred	Par value Per share:	$0.001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		PETER REICHARD
Name
	100 EUROPA DRIVE, SUITE 455			CHAPEL HILL	NC	27517
	Street Address			City	State	Zip Code
2
Name

	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	CSC SERVICES OF NEVADA, INC.			X By: /s/
	Name			Incorporator Signature: Elizabeth R. Konieczny
	502 EAST JOHN STREET			CARSON CITY	NV	89706
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity. CSC Services of Nevada Inc
	X By: /s/				6/30/10
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date

This form must be accompanied by appropriate fees.